Exhibit 5.1

CONNER & WINTERS

3700 First Place Tower

15 East Fifth Street

Tulsa, Oklahoma 74103-4344

May 14, 2004

Global Power Equipment Group Inc.

6120 South Yale, Suite 1480

Tulsa, Oklahoma 74136

Re:	Global Power Equipment Group Inc.

Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for Global Power Equipment Group Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of up to $200,000,000 aggregate offering price of (i) debt securities of the Company, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be issued in the form of fractional shares evidenced by depository receipts (“Depositary Shares”); (iv) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company (“Warrants”), (v) purchase contracts for the purchase or sale of debt or equity securities of the Company or any combination thereof (“Purchase Contracts”), and (vi) units consisting of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares, Purchase Contracts, Warrants or any combination of such securities (“Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

We have examined (i) the Certificate of Incorporation and Bylaws of the Company, (ii) the Registration Statement, (iii) the form of Indenture relating to the Senior Debt Securities (the “Senior Indenture”) to be executed by the Company and an indenture trustee to be selected by the Company and filed as an exhibit to the Registration Statement, and (iv) the form of Indenture relating to the Subordinated Debt Securities (the “Subordinated Indenture”) to be executed by the Company and an indenture trustee to be selected by the Company and filed as an

Global Power Equipment Group Inc.

May 14, 2004

exhibit to the Registration Statement. In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Senior Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Senior Indenture and any supplemental indenture in respect of the Senior Debt Securities have been duly executed and delivered, (iv) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and any applicable supplemental indenture relating to the Senior Debt Securities, and (v) the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and any related supplemental indenture in respect of the Senior Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2. The Subordinated Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Subordinated Indenture and any supplemental indenture in respect of the Subordinated Debt Securities have been duly executed and delivered, (iv) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to the Subordinated Debt Securities, and (v) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and any related supplemental indenture in respect of the Subordinated Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

3. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance

Global Power Equipment Group Inc.

May 14, 2004

with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

4. The shares of Preferred Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, including the approval and adoption of the Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

5. The Depositary Shares proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Depositary Shares, (ii) the depositary agreement between the Company and a depositary identified therein as depositary (the “Depositary Agreement”) has been duly authorized and validly executed and delivered, (iii) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable, and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered against the deposit of the Preferred Stock relating to the Depositary Shares in accordance with the Depositary Agreement and upon payment of the consideration therefore in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued and will entitle the holders thereof to the rights specified therein and in the Depositary Agreement.

6. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) the warrant agreement between the Company and a warrant agent identified therein as warrant agent (the “Warrant Agreement”) has been duly authorized and validly executed and delivered, (iii) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement, and (iv) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7. The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the terms of the Purchase Contracts and their issuance, sale and related matters (including matters with respect to the Common Stock, Preferred Stock or Debt Securities that are the subject of the Purchase

Global Power Equipment Group Inc.

May 14, 2004

Contracts), and (ii) the Purchase Contracts or certificates representing the Purchase Contracts have been duly executed, authenticated, if required, and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

8. The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units, (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions set forth above as to enforceability are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Our opinions expressed above are limited to the laws of the State of New York, the corporate laws of the State of Delaware, and the federal law of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. As used herein, the term “corporate laws of the State of Delaware” includes the statutory provisions of the Delaware General Corporation Law, all applicable provisions of the Delaware constitution and judicial decisions interpreting these laws as of the date of this opinion.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus constituting a part of the Registration Statement under the caption “Legal Opinions.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Conner & Winters, P.C.